Exhibit 99.1

CONTACT:	Paul D. Baker
Comverse Technology, Inc.
(212) 739-1060

Comverse Technology Announces Second Quarter Results;

Conference Call to Discuss Selected Financial Information to be Held Today at 8:00 AM

NEW YORK, NY, September 8, 2011 – Comverse Technology, Inc. (“CTI”; Pink Sheets: CMVT.PK) today announced its results for the three months ended July 31, 2011.

Consolidated Highlights: Below is selected financial information for the three months ended July 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

•	Revenue decreased 5.8% to $386.4 million.

•	GAAP net loss attributable to CTI increased 64.2% to $39.7 million.

•	GAAP basic and diluted loss per share attributable to CTI’s shareholders increased from $0.12 to $0.19.

•	Non-GAAP net income attributable to CTI¹ increased 61.8% to $22.5 million.

•	Basic and diluted non-GAAP earnings per share attributable to CTI’s shareholders increased from $0.07 to $0.11.

CTI is a holding company that conducts business through its subsidiaries, principally its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”), Starhome B.V. (“Starhome”) and, prior to its sale during fiscal 2010, Ulticom, Inc. For the current fiscal periods, CTI’s reportable segments were Comverse, Verint and All Other.

Comverse Segment: Below is selected financial information for the three and six months ended July 31, 2011 and 2010 for the Comverse segment.

	Three Months Ended July 31,		Six Months Ended July 31,
(Dollars in thousands)	2011	2010	2011	2010
Total revenue	$182,055	$221,547	$345,819	$398,118
GAAP income (loss) from operations	$9,591	$(13,207)	$(28,084)	$(67,457)
GAAP Operating margin	5.3%	(6.0%)	(8.1%)	(16.9%)

Segment revenue	$182,055	$221,547	$345,819	$398,118
Segment performance²	$16,821	$14,267	$10,617	$(10,561)
Segment performance margin	9.2%	6.4%	3.1%	(2.7%)

Charles Burdick, Chairman and Chief Executive Officer of CTI said, “We are pleased to present our second quarter results on a timely basis. We have now provided all current financial information providing our investors, customers and employees with greater transparency into our results and we will seek to relist on NASDAQ as soon as possible, enabling broader investor participation. Importantly, our Comverse segment achieved positive GAAP operating income, strong segment performance margin and positive cash flow from operations through a more focused business strategy emphasizing operating efficiency and profitability. In addition, our majority-owned Verint and Starhome subsidiaries continued to deliver growth and strong operating performance.”

[1]

“Non-GAAP net income (loss) attributable to Comverse Technology, Inc.” and “Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders” have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” and “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

[2]

For additional information concerning the computation of “segment performance” and the reasons for using this financial measure, see “Segment Performance” below. Segment performance margin reflects segment performance as a percentage of segment revenue.

Comverse Segment Results

Total Revenue and Segment Revenue

Total and segment revenue for the Comverse segment was $182.1 million for the current fiscal quarter, a decrease of 17.8% compared to the $221.5 million for the prior year fiscal quarter. Total and segment revenue included $1.1 million and $0.5 million of intercompany revenue for the current fiscal quarter and the prior year fiscal quarter, respectively.

Revenue from customer solutions was $91.4 million for the current fiscal quarter, a decrease of $42.7 million, or 31.8%, compared to the prior year fiscal quarter. Revenue from maintenance was $89.6 million for the current fiscal quarter, an increase of $2.6 million, or 3.0%, compared to the prior year fiscal quarter.

Revenue from Business Support Systems (“BSS”) customer solutions and maintenance was $85.5 million for the current fiscal quarter, an increase of $3.9 million, or 4.8%, compared to the prior year fiscal quarter. Revenue from Value-Added Services (“VAS”) customer solutions and maintenance was $95.5 million for the current fiscal quarter, a decrease of $44.0 million, or 31.5%, compared to the prior year fiscal quarter. The decline in VAS revenue was in large part the result of the company’s Business Transformation plan, which was initially presented in 2010, and involves the adoption of a more focused and selective approach to the voice and messaging product markets, including the implementation of more strict profitability criteria in the pursuit of new business.

GAAP Income (Loss) from Operations

Income from operations for the Comverse segment was $9.6 million for the current fiscal quarter, compared to loss from operations of $13.2 million for the prior year fiscal quarter.

Segment Performance

Comverse segment performance was $16.8 million for the current fiscal quarter, representing a segment performance margin of 9.2%, compared to $14.3 million for the prior year fiscal quarter, representing a segment performance margin of 6.4%.

Financial Condition of CTI and the Comverse Segment

As of July 31, 2011, CTI and the Comverse segment had combined cash, cash equivalents, bank time deposits and restricted cash of approximately $374.2 million, compared to approximately $380.3 million as of April 30, 2011. During the current fiscal quarter, CTI and Comverse made significant disbursements aggregating approximately $55.3 million, primarily related to a payment under a class action settlement agreement, professional fees and restructurings. In addition, during such period, CTI’s holding company operations experienced negative cash flows from operations. These decreases were partially offset by aggregate cash proceeds of approximately $28.6 million received by CTI from sales and redemptions of auction rate securities (“ARS”) and in connection with the settlement of certain CTI claims against a third party. In addition, during the current fiscal quarter, Comverse had positive cash flows from operations.

Restricted cash aggregated $78.5 million as of July 31, 2011, compared to $69.0 million as of April 30, 2011. Cash, cash equivalents, bank time deposits and restricted cash excludes ARS. As of July 31, 2011 and April 30, 2011, CTI had $68.9 million and $94.2 million aggregate principal amount of ARS, respectively, with a carrying value on each such date of approximately $51.9 million and $72.4 million, respectively. As previously disclosed, proceeds from sales and redemptions of ARS (including interest thereon) are restricted under the terms of the consolidated shareholder class action settlement agreement.

As of July 31, 2011 and April 30, 2011, CTI and the Comverse segment had combined indebtedness of approximately $2.2 million.

Verint Segment

Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.”

For additional information concerning Verint’s results for the three and six months ended July 31, 2011, please see the press release to be issued by Verint on September 8, 2011, which will be available on Verint’s website, www.verint.com and will also be included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”), and Verint’s quarterly report on Form 10-Q for the three months ended July 31 2011.

Conference Call Information

We will be conducting a conference call today at 8:00 am to discuss our results for the second quarter. An on-line, real-time webcast of the conference call will be available on our website at www.cmvt.com. The conference call can also be accessed live via telephone at 1-678-825-8369. Please dial in 5-10 minutes prior to the scheduled start time.

A replay of the call will be available, beginning at approximately 11:00 am on September 8, 2011, for thirty days, at 404-537-3406, and archived via webcast at www.cmvt.com. The replay access code is 98059155.

Segment Performance

CTI uses segment performance, as defined below, as the primary basis for assessing the financial results of its segments and for the allocation of resources. Segment performance, as defined by CTI’s management in accordance with the Financial Accounting Standards Board’s (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies. Segment performance, as defined by management, represents operating results of a segment without the impact of significant expenditures incurred by the segment in connection with the efforts to become current in periodic reporting obligations under the federal securities laws, certain non-cash charges, and certain other insignificant gains and charges.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) certain other insignificant gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses incurred in connection with (a) the company’s efforts to complete current and previously issued financial statements and audits of such financial statements and (b) the company’s efforts to become and remain current in its periodic reporting obligations under the federal securities laws.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In calculating Verint’s segment performance for the three and six months ended July 31, 2011, the presentation of segment revenue gives effect to segment revenue adjustments that represent the impact of fair value adjustments required under the FASB’s guidance relating to acquired customer support contracts that would have otherwise been recognized as revenue on a standalone basis with respect to an acquisition consummated by Verint in March 2011. Verint did not have a segment revenue adjustment for the three and six months ended July 31, 2010.

Presentation of Non-GAAP Financial Measures

CTI provides Non-GAAP net income (loss) attributable to Comverse Technology, Inc. and Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company’s businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About Comverse Technology, Inc.

Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Forward-Looking Statements

Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. These and other risks, uncertainties and other important factors are described in CTI’s recent filings with the SEC, including, without limitation, in Item 1A, “Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended January 31, 2011 (the “2010 Form 10-K”) and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2010 Form 10-K, and include, among other things, the following risks and uncertainties:

•

the risk that the registration of CTI’s common stock will be revoked by a non-appealable order of the SEC, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the SEC fails to approve an Offer of Settlement made on July 26, 2011 (which reflects the terms of an agreement in principle entered into with the SEC’s Division of Enforcement on July 13, 2011) or, if approved, if the Division of Enforcement, in its sole discretion, determines that the company’s Quarterly Report for the quarter ended July 31, 2011 contains deficiencies that are not remedied by CTI within five business days from the date that the Division of Enforcement notifies CTI of such deficiencies. If a final order is issued by the SEC to revoke the registration of CTI’s common stock, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of, or otherwise effecting transactions with respect to, such common stock and, as a result, public trading of CTI’s common stock would cease and investors would find it difficult to acquire or dispose of CTI’s common stock or obtain accurate price quotations for CTI’s common stock, which could result in a significant decline in the value of CTI’s common stock, and our business and liquidity may be adversely impacted, including, without limitation, an adverse impact on CTI’s ability to issue stock to raise equity capital, engage in business combinations, provide employee equity incentives or use CTI’s common stock to make a significant payment under a consolidated shareholder class action settlement agreement;

•

the risk of diminishment in our capital resources as a result of, among other things, future negative cash flows from operations at Comverse or the continued incurrence of significant expenses by CTI and Comverse in connection with the filing by CTI of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting;

•	the continuation of material weaknesses or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures;

•	the review of the periodic reports of CTI and Verint Systems by the staff of the SEC could result in amendments to our and Verint Systems’ financial information or other disclosures;

•

the risk that, if CTI ceases to maintain a majority ownership of Verint Systems’ outstanding equity securities and ceases to maintain control over Verint’s operations, it may be required to no longer consolidate Verint’s financial statements within its consolidated financial statements and, in such event, the presentation of CTI’s consolidated financial statements would be materially different from the presentation for the fiscal periods covered by this press release and for the fiscal years covered by the 2010 Form 10-K;

•

CTI may be unable to relist its common stock on the NASDAQ Stock Market or another national securities exchange, in which case, CTI’s common stock would continue to be traded over-the-counter on the “Pink Sheets” and shareholders may continue to experience limited liquidity due to, among other things, the absence of market makers;

•	we may need to recognize further impairment of intangible assets or financial assets, including our ARS portfolio, and goodwill;

•

the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology spending and reduced demand for our subsidiaries’ products and services;

•	disruption in the credit and capital markets may limit our ability to access capital;

•

potential loss of business opportunities due to continued concern on the part of customers, partners, investors and employees about our financial condition and CTI’s previous extended delay in becoming current in its periodic reporting obligations under the federal securities laws;

•	rapidly changing technology in our subsidiaries’ industries and our subsidiaries’ ability to enhance existing products and develop and market new products;

•

our subsidiaries’ dependence on contracts for large systems and large installations for a significant portion of their sales and operating results including, among other things, the lengthy and complex bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities;

•

the difficulty in predicting operating results as a result of lengthy and variable sales cycles, focus on large customers and installations, short delivery windows required by customers, and the high percentage of orders typically generated late in the fiscal quarter;

•

the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales;

•	the potential incurrence by our subsidiaries of significant costs to correct previously undetected operational problems in their complex products;

•	our subsidiaries’ dependence on a limited number of suppliers and manufacturers for certain components and third party software could cause a supply shortage and/or interruptions in product supply;

•

the risk that increased competition could force our subsidiaries to lower their prices or take other actions to differentiate their products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect Comverse’s business;

•

the risk that increased costs or reduced demand for Comverse’s products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect our business and financial condition;

•

the risk that Comverse will be unable to comply with stringent standards imposed through Indian telecommunications service providers on equipment and software vendors that are not Indian owned or controlled by the Department of Telecommunications of the Government of India (the “DoT”), in which case Comverse’s ability to conduct business in India will be substantially limited and our revenue, profitability and cash flows would be materially adversely affected;

•

risks associated with significant indemnification obligations and various other obligations to which Comverse is, and will continue to be, subject as part of its compliance with DoT prescribed standards;

•	the risk that the failure or delay in achieving interoperability of Comverse’s products with its customers’ systems could impair its ability to sell its products;

•	the competitive bidding process used to generate sales requires our subsidiaries to expend significant resources with no guarantee of recoupment;

•

our subsidiaries’ inability to maintain relationships with value added resellers, systems integrators and other third parties that market and sell their products could adversely impact our financial condition and results of operations;

•

third parties’ infringement of our subsidiaries’ proprietary technology and the infringement by our subsidiaries of the intellectual property of third parties, including through the use of free or open source software;

•	risks of certain contractual obligations of our subsidiaries exposing them to uncapped liabilities;

•

the impact of mergers and acquisitions, including, but not limited to, difficulties relating to integration, the achievement of anticipated synergies and the implementation of required controls, procedures and policies at the acquired company;

•

risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries, conducting operations in countries with a history of corruption, entering into transactions with foreign governments and ensuring compliance with laws that prohibit improper payments;

•	adverse fluctuations of currency exchange rates;

•

risks relating to our significant operations in Israel, including economic, political and/or military conditions in Israel and the surrounding Middle East, and uncertainties relating to research and development grants, tax benefits and the ability of our Israeli subsidiaries to pay dividends;

•

potential decline in the price of CTI’s common stock in the event that holders of securities awarded under CTI’s equity incentive plans elect to sell a significant number of shares after CTI makes provision for the registration for issuance or sale of securities awarded under equity incentive plans;

•

the issuance of additional equity securities diluting CTI’s outstanding common stock, including the potential issuance of shares of CTI’s common stock in November 2011 pursuant to the settlement agreement of a consolidated shareholder class action;

•	risks that the credit ratings of CTI and its subsidiaries could be downgraded or placed on a credit watch based on, among other things, its financial results;

•	the ability of Verint to pay its indebtedness as it becomes due or refinance its indebtedness as well as comply with the financial and other restrictive covenants contained therein;

•

Verint’s dependence on government contracts and the possibility that U.S. or foreign governments could refuse to purchase Verint’s Communications Intelligence solutions or could deactivate Verint’s security clearances in their countries;

•	risks associated with Verint’s handling, or the perception of mishandling, of customers’ sensitive information;

•	Verint’s ability to receive or retain necessary export licenses or authorizations; and

•	other risks described in filings with the SEC.

The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	July 31, 2011	January 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$500,690	$581,390
Restricted cash and bank time deposits	86,490	73,117
Auction rate securities	51,852	72,441
Accounts receivable, net of allowance of $9,175 and $13,237, respectively	326,966	319,628
Inventories, net	63,482	66,612
Deferred cost of revenue	45,995	51,470
Deferred income taxes	36,493	39,644
Prepaid expenses and other current assets	88,761	91,760

Total current assets	1,200,729	1,296,062
Property and equipment, net	75,662	66,843
Goodwill	982,951	967,224
Intangible assets, net	177,328	196,460
Deferred cost of revenue	146,767	158,703
Deferred income taxes	8,481	20,766
Other assets	106,634	107,864

Total assets	$2,698,552	$2,813,922

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$363,586	$401,940
Convertible debt obligations	2,195	2,195
Deferred revenue	552,091	559,873
Deferred income taxes	13,702	13,661
Bank loans	6,000	6,000
Litigation settlement	116,150	146,150
Income taxes payable	13,033	11,486
Other current liabilities	47,914	50,280

Total current liabilities	1,114,671	1,191,585
Bank loans	591,105	583,234
Deferred revenue	270,150	270,934
Deferred income taxes	80,864	52,953
Other long-term liabilities	221,037	229,329

Total liabilities	2,277,827	2,328,035

Commitments and contingencies

Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value - authorized, 600,000,000 shares; issued 205,636,586 and 204,937,882 shares, respectively; outstanding, 205,033,176 and 204,533,916 shares, respectively	20,564	20,494
Treasury stock, at cost, 603,410 and 403,966 shares, respectively	(4,909)	(3,484)
Additional paid-in capital	2,108,029	2,088,717
Accumulated deficit	(1,806,530)	(1,707,638)
Accumulated other comprehensive income	11,937	14,919

Total Comverse Technology, Inc. shareholders’ equity	329,091	413,008
Noncontrolling interest	91,634	72,879

Total equity	420,725	485,887

Total liabilities and equity	$2,698,552	$2,813,922

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Revenue:
Product revenue	$165,902	$184,576	$307,937	$348,531
Service revenue	220,465	225,666	427,927	418,599

Total revenue	386,367	410,242	735,864	767,130

Costs and expenses:
Product costs	67,087	74,257	121,698	140,637
Service costs	116,134	113,601	227,571	223,825
Selling, general and administrative	137,622	171,257	288,969	362,380
Research and development, net	51,499	63,307	105,938	130,204
Other operating expenses:
Litigation settlements	—	(150)	—	(150)
Restructuring charges	1,963	1,020	13,050	6,976

Total costs and expenses	374,305	423,292	757,226	863,872

Income (loss) from operations	12,062	(13,050)	(21,362)	(96,742)
Interest income	1,550	1,008	2,667	2,002
Interest expense	(8,005)	(6,053)	(17,133)	(12,221)
Loss on extinguishment of debt	—	—	(8,136)	—
Other income, net	12,519	3,938	12,397	5,615

Income (loss) before income tax provision	18,126	(14,157)	(31,567)	(101,346)
Income tax provision	(50,015)	(2,604)	(57,440)	(2,226)

Net loss from continuing operations	(31,889)	(16,761)	(89,007)	(103,572)
Loss from discontinued operations, net of tax	—	(1,413)	—	(3,053)

Net loss	(31,889)	(18,174)	(89,007)	(106,625)
Less: Net (income) loss attributable to noncontrolling interest	(7,808)	(5,999)	(9,885)	577

Net loss attributable to Comverse Technology, Inc.	$(39,697)	$(24,173)	$(98,892)	$(106,048)

Weighted average common shares outstanding:
Basic and Diluted	206,079,868	205,248,892	205,892,853	205,068,754

Loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic and Diluted loss per share
Continuing operations	$(0.19)	$(0.12)	$(0.48)	$(0.51)
Discontinued operations	—	(0.00)	—	(0.01)

Basic and Diluted loss per share	$(0.19)	$(0.12)	$(0.48)	$(0.52)

Net loss attributable to Comverse Technology, Inc.
Net loss from continuing operations	$(39,697)	$(23,173)	$(98,892)	$(103,824)
Loss from discontinued operations, net of tax	—	(1,000)	—	(2,224)

Net loss attributable to Comverse Technology, Inc.	$(39,697)	$(24,173)	$(98,892)	$(106,048)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended July 31,
	2011	2010
Cash flows from operating activities:
Net cash used in operating activities - continuing operations	$(75,365)	$(158,609)
Net cash used in operating activities - discontinued operations	—	(1,743)

Net cash used in operating activities	(75,365)	(160,352)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	25,780	54,534
Acquisition of businesses, net of cash acquired	(11,958)	(15,292)
Purchase of property and equipment	(9,539)	(10,170)
Capitalization of software development costs	(1,662)	(858)
Net change in restricted cash and bank time deposits	(13,114)	9,084
Settlement of derivative financial instruments not designated as hedges	(1,074)	(11,147)
Other, net	1,569	208

Net cash (used in) provided by investing activities - continuing operations	(9,998)	26,359
Net cash provided by investing activities - discontinued operations	—	54,766

Net cash (used in) provided by investing activities	(9,998)	81,125

Cash flows from financing activities:
Debt issuance costs and other debt-related costs	(15,034)	(3,688)
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayment of bank loans, long-term debt and other financing obligations	(589,811)	(22,679)
Repurchase of common stock	(1,425)	(480)
Net proceeds from issuance of common stock by subsidiaries	7,889	7,504
Other, net	(2,004)	—

Net cash used in financing activities - continuing operations	(3,385)	(19,343)
Net cash provided by financing activities - discontinued operations	—	156

Net cash used in financing activities	(3,385)	(19,187)

Effects of exchange rates on cash and cash equivalents	8,048	(2,965)

Net decrease in cash and cash equivalents	(80,700)	(101,379)
Cash and cash equivalents, beginning of period including cash of discontinued operations	581,390	574,872

Cash and cash equivalents, end of period including cash of discontinued operations	$500,690	$473,493
Less: Cash and cash equivalents of discontinued operations at end of period	—	(66,821)

Cash and cash equivalents, end of period	$500,690	$406,672

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$889	$2,741

Inventory transfers to property and equipment	$14,151	$326

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Three Months Ended July 31, 2011:
Revenue	$180,958	$194,959	$10,450	$—	$386,367
Intercompany revenue	1,097	—	1,121	(2,218)	—

Total revenue	$182,055	$194,959	$11,571	$(2,218)	$386,367

Total costs and expenses	$172,464	$173,549	$30,529	$(2,237)	$374,305

Income (loss) from operations	$9,591	$21,410	$(18,958)	$19	$12,062

Computation of segment performance:
Total revenue	$182,055	$194,959	$11,571
Segment revenue adjustment	—	727	—

Segment revenue	$182,055	$195,686	$11,571

Total costs and expenses	$172,464	$173,549	$30,529
Segment expense adjustments:
Stock-based compensation expense	1,029	6,641	674
Amortization of acquisition-related intangibles	4,498	8,100	—
Compliance-related professional fees	(2,142)	17	11,609
Compliance-related compensation and other expenses	1,874	—	—
Impairment charges	29	—	—
Litigation settlements and related costs	(1)	—	4
Acquisition-related charges	—	2,820	—
Restructuring and integration charges	1,963	—	—
Other	(20)	671	2,905

Segment expense adjustments	7,230	18,249	15,192

Segment expenses	165,234	155,300	15,337

Segment performance	$16,821	$40,386	$(3,766)

Interest expense	$(141)	$(7,857)	$(7)	$—	$(8,005)

Depreciation and amortization	$(8,848)	$(12,585)	$(216)	$—	$(21,649)

Other non-cash items (1)	$29	$19	$—	$—	$48

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Three Months Ended July 31, 2010:
Revenue	$221,053	$180,676	$8,513	$—	$410,242
Intercompany revenue	494	—	205	(699)	—

Total revenue	$221,547	$180,676	$8,718	$(699)	$410,242

Total costs and expenses	$234,754	$156,877	$32,540	$(879)	$423,292

(Loss) income from operations	$(13,207)	$23,799	$(23,822)	$180	$(13,050)

Computation of segment performance:
Total revenue	$221,547	$180,676	$8,718
Segment revenue adjustment	—	—	—

Segment revenue	$221,547	$180,676	$8,718

Total costs and expenses	$234,754	$156,877	$32,540
Segment expense adjustments:
Stock-based compensation expense	541	8,035	2,420
Amortization of acquisition-related intangibles	4,653	7,558	—
Compliance-related professional fees	20,176	6,067	17,295
Compliance-related compensation and other expenses	1,064	—	5
Litigation settlements and related costs	—	—	15
Acquisition-related charges	—	324	—
Restructuring and integration charges	1,020	—	—
Other	20	540	392

Segment expense adjustments	27,474	22,524	20,127

Segment expenses	207,280	134,353	12,413

Segment performance	$14,267	$46,323	$(3,695)

Interest expense	$(125)	$(5,936)	$8	$—	$(6,053)

Depreciation and amortization	$(9,790)	$(12,054)	$(245)	$—	$(22,089)

Other non-cash items (1)	$72	$180	$—	$—	$252

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Six Months Ended July 31, 2011:
Revenue	$344,118	$371,291	$20,455	$—	$735,864
Intercompany revenue	1,701	—	1,216	(2,917)	—

Total revenue	$345,819	$371,291	$21,671	$(2,917)	$735,864

Total costs and expenses	$373,903	$331,047	$55,248	$(2,972)	$757,226

(Loss) income from operations	$(28,084)	$40,244	$(33,577)	$55	$(21,362)

Computation of segment performance:
Total revenue	$345,819	$371,291	$21,671
Segment revenue adjustment	—	962	—

Segment revenue	$345,819	$372,253	$21,671

Total costs and expenses	$373,903	$331,047	$55,248
Segment expense adjustments:
Stock-based compensation expense	1,697	14,191	3,533
Amortization of acquisition-related intangibles	8,996	16,296	—
Compliance-related professional fees	10,467	1,008	17,406
Compliance-related compensation and other expenses	3,907	—	—
Impairment charges	157	—	—
Litigation settlements and related costs	474	—	88
Acquisition-related charges	—	5,194	—
Restructuring and integration charges	13,050	—	—
Other	(47)	2,006	3,142

Segment expense adjustments	38,701	38,695	24,169

Segment expenses	335,202	292,352	31,079

Segment performance	$10,617	$79,901	$(9,408)

Interest expense	$(471)	$(16,651)	$(11)	$—	$(17,133)

Depreciation and amortization	$(17,348)	$(25,539)	$(437)	$—	$(43,324)

Other non-cash items (1)	$157	$222	$—	$—	$379

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Six Months Ended July 31, 2010:

Revenue	$397,049	$353,289	$16,792	$—	$767,130
Intercompany revenue	1,069	—	407	(1,476)	—

Total revenue	$398,118	$353,289	$17,199	$(1,476)	$767,130

Total costs and expenses	$465,575	$333,472	$66,915	$(2,090)	$863,872

(Loss) income from operations	$(67,457)	$19,817	$(49,716)	$614	$(96,742)

Computation of segment performance:
Total revenue	$398,118	$353,289	$17,199
Segment revenue adjustment	—	—	—

Segment revenue	$398,118	$353,289	$17,199

Total costs and expenses	$465,575	$333,472	$66,915
Segment expense adjustments:
Stock-based compensation expense	782	26,005	4,966
Amortization of acquisition-related intangibles	9,312	15,130	—
Compliance-related professional fees	40,402	26,267	35,946
Compliance-related compensation and other expenses	866	—	5
Litigation settlements and related costs	—	—	110
Acquisition-related charges	—	831	—
Restructuring and integration charges	6,976	—	—
Other	(1,442)	553	481

Segment expense adjustments	56,896	68,786	41,508

Segment expenses	408,679	264,686	25,407

Segment performance	$(10,561)	$88,603	$(8,208)

Interest expense	$(329)	$(11,884)	$(8)	$—	$(12,221)

Depreciation and amortization	$(20,175)	$(23,952)	$(484)	$—	$(44,611)

Other non-cash items (1)	$323	$223	$—	$—	$546

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share data)

Table of Reconciliation from GAAP Net Loss Attributable to Comverse Technology, Inc. to Non-GAAP Net Income (Loss) Attributable to Comverse Technology, Inc.	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Net loss attributable to Comverse Technology, Inc.	$(39,697)	$(24,173)	$(98,892)	$(106,048)
Revenue adjustments related to acquisitions	727	—	962	—
Stock-based compensation expense	8,344	10,996	19,421	31,753
Amortization of acquisition-related intangibles	12,598	12,211	25,292	24,442
Compliance-related professional fees	9,484	43,538	28,881	102,615
Compliance-related compensation and other expenses	1,874	1,069	3,907	871
Impairment charges	29	—	157	—
Litigation settlements and related costs	3	15	562	110
Acquisition-related charges	2,820	324	5,194	831
Restructuring and integration charges	1,963	1,020	13,050	6,976
Other	3,556	952	5,101	(408)
Impairment of auction rate securities	—	332	—	378
Impairment of UBS put	—	3,625	—	6,696
Unrealized (gains) losses on derivatives, net	(496)	(3,407)	611	(7,454)
Loss on extinguishment of debt	—	—	8,136	—
Loss from discontinued operations, net of tax	—	1,000	—	2,224
Income from litigation settlement	(4,750)	—	(4,750)	—
Tax impact on Non-GAAP adjustments (1)	36,109	(26,442)	34,967	(57,269)
Noncontrolling interest impact of Non-GAAP adjustments (2)	(10,021)	(7,125)	(26,210)	(22,453)

Total Non-GAAP adjustments	$62,240	$38,108	$115,281	$89,312

Non-GAAP net income (loss) attributable to Comverse Technology, Inc.	$22,543	$13,935	$16,389	$(16,736)

Non-GAAP Earnings (Loss) Per Share Attributable to Comverse Technology, Inc.’s Shareholders	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
	(In thousands, except per share data)
Numerator:
Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - basic	$22,543	$13,935	$16,389	$(16,736)
Adjustment for subsidiary stock options	(172)	(146)	(417)	(1)

Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - diluted	$22,371	$13,789	$15,972	$(16,737)

Denominator:
Basic weighted average common shares outstanding	206,080	205,249	205,893	205,069

Diluted weighted average common shares outstanding	206,697	205,873	206,684	205,069

Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders
Basic and diluted	$0.11	$0.07	$0.08	$(0.08)

(1)	The tax impact on the Non-GAAP adjustments is an allocation of the tax provision as applied to the consolidated loss before income tax (provision) benefit.
(2)	Represents the minority shareholders’ interest in Non-GAAP adjustments attributable to Verint and Starhome.